Exhibit 8.2

Watson, Farley & Williams (New York) LLP
Our reference: 21419.50037/19124076 v4	1133 Avenue of the Americas
New York, New York 10036
Tel (212) 922 2200
Fax (212) 922 1512
March 30, 2011

Golar LNG Partners L.P.
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton, HM 08
Bermuda

Golar LNG Partners L.P.

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) for Golar LNG Partners L.P., a Marshall Islands limited partnership (the “Partnership”), in connection with a sale by Golar LNG Limited, a Bermuda company (“Golar”), of up to 13,800,000 common units (the “Units”) of the Partnership.  The Units are being sold by Golar pursuant to the Partnership’s Registration Statement on Form F-1 (File No. 333-   ) (the “Registration Statement”) and the prospectus included therein (the “Prospectus”).

As counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)                                     the Registration Statement;

(ii)                                  the Prospectus; and

(iii)                               such corporate records, certificates, agreements, documents or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Partnership and its subsidiaries and affiliates, as we have deemed relevant and necessary.

In such examination, we have assumed: (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (iii) that there have been no undisclosed modifications, either written, verbal or otherwise, of any provision of any document reviewed by us in connection with the rendering of the opinion set forth herein, (iv) the completeness of each document submitted to us and (v) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

London •  New York •  Paris •  Hamburg •  Munich •  Rome •  Milan •  Madrid •  Athens •  Piraeus •  Singapore •  Bangkok

Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253.  It is regulated by the Solicitors Regulation Authority and its members are solicitors or registered foreign lawyers.  A list of members of Watson, Farley & Williams (New York) LLP and their professional qualifications is open to inspection at the above address.  Any reference to a ‘partner’ means a member of Watson, Farley & Williams (New York) LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.

Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.

This opinion letter is limited to Marshall Islands Law.  We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the facts as set forth in the Prospectus and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Prospectus under the caption “Non-United States Tax Considerations — Marshall Islands Tax Consequences” and we confirm that the statements in such discussion, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson, Farley & Williams (New York) LLP with respect to such matters as of the date of the Prospectus and accurately state our views as to the tax matters discussed therein (except for the representations and statements of fact of the Partnership included under such captions, as to which we express no opinion).

We consent to the filing of this opinion as exhibit to the Registration Statement and to the references to our firm in the Registration Statement and the Prospectus.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

/s/ Watson, Farley & Williams (New York) LLP